UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Community West Bancshares
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (805) 692-5821

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Officer

Community West Bancshares (Company) announced the appointment of William F. Filippin to serve as Executive Vice President and Market President for the San Luis Obispo County area, for the Company's subsidiary, Community West Bank, N.A., commencing on June 1, 2015. A copy of the press release announcing Mr. Filippin's appointment is filed herewith as Exhibit 99.1.

Prior to joining the Company, Mr. Filippin, age 51, served with Heritage Oaks Bank (and Mission Community Bank until it was merged into Heritage Oaks Bank in February 2014) as Market Area President from March 2012 to May 2015; Executive Vice President and Chief Credit Officer from August 2010 to March 2012; and, Senior Vice President and Credit Administrator from April 2009 to August 2010.

There has been no transaction since January 1, 2013, involving any relationship between the Company and Mr. Filippin involving an amount that will exceed $120,000 (a "related party transaction") other than regarding his compensation arrangements discussed below.

There are no family relationships between Mr. Filippin and any of the directors and executive officers of the Company.

(e) Compensatory Arrangements of Principal Officer

In connection with his employment described more fully herein, the Company intends to finalize the terms of his employment in a written employment agreement. The employment agreement will be filed during the quarter in which the employment agreement is executed.

Mr. Filippin will be paid an annual base salary of $195,000. In addition, the Company will establish a deferred compensation account for Mr. Filippin and will deposit into such account an amount equal to 1% of his base salary in effect at the end of each month of his employment, with an additional deposit of $40,000 on September 1, 2015, with interest on the balance of the deferral account at a rate equal to the then-current rate offered by the Company on a six-month certificate of deposit. The Company will also reimburse Mr. Filippin for a monthly auto allowance of $600.

Upon approval of the Board of Directors, it is anticipated that the Board will grant Mr. Filippin an incentive stock option under the Company's 2014 Stock Option Plan representing 20,000 shares of the Company's common stock that will become exercisable over a five-year period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated May 27, 2015, titled "William F. Filippin to Join Community West Bancshares as EVP & Market President."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community West Bancshares (Registrant)
May 27, 2015 (Date)	/s/ CHARLES G. BALTUSKONIS Charles G. Baltuskonis Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1 Press Release, dated May 27, 2015, titled "William F Filippin to Join Community West Bank as EVP & Market President."